Exhibit 10.1

[Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Such omitted portions are indicated by the characters “[***].”]

PRODUCT SUPPLY AGREEMENT

This Product Supply Agreement (this “Agreement”) is entered into this 4th day of November 2004 (the “Effective Date”) between Morgan Stanley Capital Group Inc. (“MSCG”), a Delaware corporation with offices located at 2000 Westchester Avenue, Floor 01, Purchase, New York 10577-2530, and TransMontaigne Product Services Inc. (“TPSI”), a Delaware corporation with offices located at 1670 Broadway, Suite 3100, Denver, Colorado 80202 (each of the foregoing referred to individually as a “Party” or collectively as the “Parties”).

R E C I T A L S

WHEREAS, TPSI is engaged in the business of storing, distributing, supplying and marketing Products;

WHEREAS, in order to conduct its business, TPSI requires a long-term supply of Products; and

WHEREAS, MSCG desires to sell and supply Products to TPSI and TPSI desires to purchase and receive Products on a regularly scheduled basis upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the respective promises, conditions and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, MSCG and TPSI do hereby agree as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION OF AGREEMENT

1.1                                 Definitions.  Unless the context specifically indicates otherwise, for purposes of this Agreement, including the foregoing Recitals, the following terms shall have the meanings indicated below:

“Adjusted Forecasted Pipeline Volumes” has the meaning specified in Section 3.2(b).

“Adjusted Forecasted Waterborne Volumes” has the meaning specified in Section 3.3(b).

“Adjusted [***] Price” has the meaning specified in Section 5.2.

“Adjustments” means the deemed price adjustments set forth in Schedule 5.2.

“Affiliate” means, in relation to a Party, any Person that (i) directly or indirectly controls such Party; (ii) is directly or indirectly controlled by such Party; or (iii) is directly or indirectly controlled by a Person that directly or indirectly controls such Party.  For this purpose, “control” of any entity or Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of a majority of issued shares or voting power or control in fact of the entity or Person or otherwise.  For purposes of this Agreement and the Related Agreements, in respect of MSCG, the term Affiliate does not include Morgan Stanley Derivative Products Inc.

“Agreement” or “this Agreement” means this Product Supply Agreement, as such agreement may be amended, modified, supplemented, extended, renewed or restated from time to time in accordance with the terms hereof, including the Schedules and Exhibits attached hereto.

“Applicable Law” means, with respect to any Governmental Authority, (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, decree and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any other Governmental Authority and (iii) any license, permit or compliance requirement, in each case applicable to either Party and as amended or modified from time to time.

“Available Storage Capacity” has the meaning specified in Section 3.1(e).

“Bankrupt” means that a Party or its Guarantor, if any, (i) is dissolved, other than pursuant to a consolidation, amalgamation or merger, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iv) institutes a Proceeding or files a petition seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, including a voluntary petition under chapter 7 or chapter 11 of the Bankruptcy Code, (v) has instituted against it a Proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, including an order for relief under the U.S. Bankruptcy Code, or a petition is presented for its winding-up or liquidation, including an involuntary petition under chapter 7 or chapter 11 of the Bankruptcy Code, and such Proceeding results in a judgment or is not dismissed or permanently stayed within 15 days of the filing of such Proceeding, (vi) has a resolution passed for its winding-up, official management or liquidation, other than pursuant to a consolidation, amalgamation or merger, (vii) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (viii) has one or more secured parties take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets, (ix) files an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any Proceeding of the foregoing nature or (x) takes any other action to authorize any of the foregoing actions.

“Bankruptcy Code” means chapter 11 of Title 11, U.S. Code, as amended.

“Barrel” means forty-two (42) net Gallons.

“Breakage Costs” means, all out-of-pocket losses and expenses incurred by the Performing Party as a result of termination and liquidation of Transactions, Other Commodity Agreements and Specified Agreements pursuant to Article 20 (excluding any amounts included in Gain, Loss or Unpaid Amounts), including reasonable attorneys’ fees, court costs, collection costs, interest charges and other disbursements and any brokerage fees and commissions, damages, losses and expenses incurred in obtaining, maintaining, replacing or liquidating commercially reasonable hedges or trading positions relating to the Transactions, Other Commodity Agreements or Specified Agreements that are being terminated and liquidated, all as determined in a commercially reasonable manner by the Performing Party.

“Business Day” means a day on which banks are open for general commercial business in New York, New York and Denver, Colorado and on which the New York Mercantile Exchange is open for trading.

“Buy/Sell Transactions” has the meaning specified in Section 6.1.

“Claim” means a dispute, claim or controversy whether based on contract, tort, strict liability, statute or other legal or equitable theory (including any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of an agreement).

“Closing” has the meaning specified in Section 11.2.

“Closing Date” has the meaning specified in Section 11.2.

“Commencement Date” means [***] with respect to TPSI’s nomination of Preliminary Forecasted Waterborne Volumes for supply of Products to the Waterborne Terminals, with deliveries of Products to commence during [***], and [***] with respect to TPSI’s nomination of Preliminary Forecasted Pipeline Volumes for supply of Products to the Pipeline Terminals, with deliveries of Products to commence [***], or such other subsequent date or dates mutually agreed to by the Parties, upon which MSCG is obligated to and commences supplying Products to TPSI at such Terminals pursuant to this Agreement.

“Confidential Information” means the terms and conditions of this Agreement or of any Transaction contemplated by or undertaken pursuant to this Agreement and any information exchanged between the Parties relating to this Agreement.

“Cover Costs” means the total costs actually incurred by TPSI in procuring replacement Products pursuant to Section 3.4(c), Section 4.5(a), Section 4.5(b) or Section 17.4, or the total costs actually incurred by MSCG in disposing of Products pursuant to Section 3.4(d), in each case as evidenced by appropriate supporting documentation, including (i) as to the costs incurred by TPSI to procure replacement Products, the amount by which the aggregate prices paid by TPSI to procure replacement Products exceeds the aggregate contract prices that TPSI would have paid MSCG under Section 5.1 or Section 5.2 and (ii) as to the costs incurred by MSCG to dispose of Products, the amount by which the aggregate disposal prices obtained by MSCG is less than the aggregate contract prices that MSCG would have received from TPSI under Section 5.1 or Section 5.2, in each case under clause (i) or (ii) pursuant to an arms-length purchase from or sale to a third party of the same quality of Products, plus (iii) any resulting incremental out-of-pocket costs directly attributable to the acquisition of replacement Products not supplied by MSCG or to the disposition of Products not purchased by TPSI, including transportation, blending costs, insurance, physical losses, storage and demurrage costs.

“Default” or an “Event of Default” means an occurrence of any of the events or circumstances described in Article 20.

“Default Interest Rate” means the lesser of (i) twelve percent (12%) per annum and (ii) the maximum rate permitted by Applicable Law.

“Defaulting Party” has the meaning specified in Section 20.2.

“Early Termination Date” has the meaning specified in Section 20.3(a).

“Effective Date” means the date first written above, upon which this Agreement becomes binding upon and enforceable against the Parties.

“Environmental Law” means any existing Applicable Law that governs or purports to govern the protection of persons, natural resources or the environment (including the protection of ambient air, surface water, groundwater, land surface or subsurface strata, endangered species or wetlands), occupational health and safety and the manufacture, processing, distribution, use, generation, handling, treatment, storage, disposal, transportation, release or management of solid waste, industrial waste or hazardous substances or materials.

“ET” means Eastern Time.

[***]

“Excess Volumes” has the meaning specified in Section 3.1(f).

“Final Forecasted Pipeline Volumes” has the meaning specified in Section 3.2(c).

“Final Forecasted Waterborne Volumes” has the meaning specified in Section 3.3(d).

“Force Majeure” means any cause or event reasonably beyond the control of a Party, including fires, earthquakes, lightning, floods, explosions, storms, adverse weather, landslides and other acts of natural calamity or acts of God; navigational accidents or maritime peril; Vessel damage or loss; strikes, grievances, actions by or among workers or lock-outs, whether or not such labor difficulty could be settled by acceding to any demands of any such labor group of individuals; accidents at, closing of, or restrictions upon the use of mooring facilities, docks, ports, pipelines, harbors, railroads or other navigational or transportation mechanisms; disruption or breakdown of or explosions or accidents to wells, storage plants, refineries, terminals, machinery or other facilities; acts of war, hostilities (whether declared or undeclared), civil commotion, embargoes, blockades, terrorism, sabotage or acts of the public enemy; any act or omission of any Governmental Authority; good faith compliance with any order, request or directive of any Governmental Authority; curtailment, interference, failure or cessation of supplies reasonably beyond the control of a Party; or any other cause reasonably beyond the control of a Party, whether similar or dissimilar to those above and whether foreseeable or unforeseeable, which, by the exercise of due diligence, such Party could not have been able to avoid or overcome. A Party’s inability economically to perform its Obligations under any Transaction does not constitute an event of Force Majeure.

“Forecasted First-Day Excess Inventory” has the meaning specified in Section 3.3(c).

“Freight Costing” means the deemed cost of transporting Products from the USGC to each Terminal, as set forth in Schedule 5.1.

“Gain” means, for any Transaction as of the Termination Determination Date, the positive amount, if any, determined by the Performing Party in a commercially reasonable manner (which the Performing Party may determine by obtaining quotations from Reference Market-Makers), that the Performing Party would be required to pay to a Reference Market-Maker to enter into a contract with the Reference Market-Maker that had the same terms as the Defaulting Party’s Remaining Contract Obligations.

“Gallon” means a U.S. gallon of 231 cubic inches measured at 60° F.

“Governmental Authority” means any foreign or U.S. federal, state, regional, local or municipal governmental body, agency, instrumentality, board, bureau, commission, department, authority or entity established or controlled by a government or subdivision thereof, including any legislative, administrative or judicial body, or any person purporting to act therefor.

“Guarantor” means TransMontaigne Inc.

“Guaranty” means the guaranty by TransMontaigne Inc. of TPSI’s (or, in the case of any assignment and assumption or transfer of this Agreement to an Affiliate, such Affiliate’s) prompt and complete payment obligations under this Agreement or any Transaction, which guaranty is provided to MSCG pursuant to Section 9.2.

“Indemnified Party” has the meaning specified in Section 19.1.

“Indemnifying Party” has the meaning specified in Section 19.1.

“Independent Inspector” means a licensed Person who performs sampling, quality analysis and quantity determination of the Products purchased or sold by Vessel hereunder.

“Initial Term” has the meaning specified in Section 2.1.

“Injection Date” has the meaning specified in Section 5.1.

“Interest Rate” means the one-month LIBOR rate.

“ISPS Code” means the International Code for the Security of Ships and of Port Facilities and the relevant 2002 amendments to Chapter XI of the International Convention for the Safety of Life at Sea, 1974.

“Letter of Credit” means an irrevocable standby letter of credit expiring in not less than 30 days, issued or confirmed by a first class bank acceptable to MSCG and in form and substance reasonably acceptable to MSCG, appropriately completed, the costs for which are for TPSI’s account.

“Liabilities” means any losses, charges, damages, deficiencies, assessments, interests, penalties, costs and expenses of any kind related to or that arise out of this Agreement or any Transaction (including reasonable attorneys’ fees, other fees, court costs and other disbursements), including any Liabilities that directly or indirectly arise out of or are related to any Claim, Proceeding, judgment, settlement or judicial or administrative order made or commenced by any third party or Governmental Authority related to or that arise out of this Agreement or any Transaction.

“LIBOR” means, as of the date of any determination, the London Interbank Offered Rate for one-month U.S. dollar deposits appearing on Page 3750 of the Telerate screen (or any successor page) at approximately 11:00 a.m. (London time).  If such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), LIBOR shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as the Parties may mutually agree.  LIBOR shall be established on the first day on which a determination of the interest rate is to be made under this Agreement and shall be adjusted daily based on the one-month LIBOR quotes made available through the foregoing sources.

“Liquidation Amount” means the aggregate of the net Gain or Loss with respect to all terminated Transactions as of the Termination Determination Date, plus any Unpaid Amounts, any Breakage Costs and interest.  Interest shall accrue (i) in respect of any net Gain or Loss, from and including the Early Termination Date to, but excluding, the date of the Termination Payment and (ii) in respect of any Unpaid Amounts, from and including the date on which such amounts were originally due and payable to the date of the Termination Payment.  Interest shall accrue at the Default Interest Rate in the case of any Liquidation Amount owing to the Performing Party.  Interest shall accrue at the Interest Rate in the case of any Loss or Unpaid Amount owing to the Defaulting Party and be expressed as a negative number.  All Gains, Losses, Unpaid Amounts, Breakage Costs and interest shall be aggregated or netted to a single liquidated amount owing from or to the Defaulting Party.

“Location Costing” means the Freight Costing [***], as set forth in Schedule 5.1.

“Loss” means, with respect to any Transaction as of the Termination Determination Date, the amount (expressed as a negative number), if any, determined by the Performing Party in a commercially reasonable manner (which the Performing Party may determine by obtaining quotations from Reference Market-Makers), that a Reference Market-Maker would be willing to pay to the Performing Party in order for such Reference Market-Maker to enter into a contract with the Performing Party that had the same terms as the Defaulting Party’s Remaining Contract Obligations.

“Material Adverse Effect” means (i) as to TPSI or its Guarantor, any condition, circumstance, event, change or effect that has had or resulted in or reasonably could be expected to have or result in a material adverse change in, or a material adverse effect upon, TPSI’s or its Guarantor’s liquidity, operating results, financial condition or financial prospects taken as a whole, and (ii) as to MSCG, the occurrence of a Parent Ratings Event.

“Motor Fuel Taxes” means any and all federal, state and local taxes (other than taxes on income or capital and Property Taxes), fees and charges of every description on or applicable to the Products, including all motor fuel, special fuel, diesel, excise, gross receipts, oil company franchise, environmental, spill, and sales and use taxes, however designated, paid or incurred directly or indirectly with respect to the purchase, storage, exchange, use, transportation, resale, importation into a state or handling of the Products.

“MSCG” has the meaning specified in the preamble to this Agreement.

“MTSA” means the U.S. Maritime Transportation Security Act of 2002.

[***]

“Notice of Readiness” means, for purposes of establishing the Adjusted [***] Price under Section 5.2, the notice tendered to the appropriate port authority (with a copy to TPSI) by a Vessel that it has arrived at the customary anchorage.

“Obligations” means a Party’s prompt and complete payment and performance of its covenants and obligations required pursuant to this Agreement or under any Transaction or the Guarantor’s prompt and complete payment and performance of its obligations under the Guaranty.

[***]

“Original Index” has the meaning specified in Section 5.4.

“Other Agreement Termination Amount” has the meaning specified in Section 20.4(b).

“Other Commodity Agreement” means any transaction between the Parties other than a Transaction, including a spot or forward contract, option, swap, swap option, cap, floor or collar, on or with respect to a commodity.  As of the Effective Date, such Other Commodity Agreements are those agreements set forth in Schedule 1.1.

“Parent Ratings Event” means a drop in Morgan Stanley’s long-term, senior, non-credit enhanced unsecured debt ratings (i) assigned by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities, below “BBB-” (or its then current equivalent) or (ii) assigned by Moody’s Investors Service, Inc., or any successor or assignee of the business of such division in the business of rating securities, below “Baa3” (or its then current equivalent).

“Party” or “Parties” has the meaning specified in the preamble to this Agreement.

“Performing Party” has the meaning specified in Section 20.2.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party, Governmental Authority, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

[***]

“Pipeline Terminals” means those Terminals listed on Schedule 3.1, which are served by the Colonial Pipeline or the Plantation Pipeline or both.

[***]

“Potential Event of Default” means any event or occurrence, which with notice or the passage of time, would constitute an Event of Default.

“Preliminary Forecasted Pipeline Volumes” has the meaning specified in Section 3.2(a).

“Preliminary Forecasted Waterborne Volumes” has the meaning specified in Section 3.3(a).

“Proceeding” means any action, suit, Claim, investigation, review or other proceeding, at law or in equity, before any Governmental Authority or before any arbitrator, board of arbitration or similar entity.

“Products” means refined petroleum products that meet the specifications as published from time to time by the Colonial Pipeline and that the Parties mutually agree that MSCG shall supply and deliver to TPSI pursuant to this Agreement, including (i) all grades of unleaded conventional gasoline and unleaded gasoline meeting conventional or reformulated specifications, including 87 octane unleaded gasoline, 89 octane mid-grade gasoline and 93 octane super premium gasoline; (ii) No. 2 high-sulfur, off-road, dyed, non-taxable diesel fuel, with a minimum of 140°F flash point if delivered to the Waterborne Terminals; (iii) No. 2 low-sulfur, on-road, clear, taxable diesel fuel, with a minimum of 140°F flash point if delivered to the Waterborne Terminals; and (iv) kerosene.  In addition, all Products for delivery to the Waterborne Terminals must meet all ASTM standards, including [***]. Notwithstanding the foregoing, low-sulfur and high-sulfur diesel fuel delivered to the Waterborne Terminals at any time during the year [***].

“Property Taxes” means any and all tangible personal property taxes, ad valorem property taxes or the like imposed on the value of the Products.

“Reference Market-Maker” means a leading dealer, broker or industry participant trading the Products, which is selected by the Performing Party in good faith from among firms of the highest credit standing that satisfy all the criteria that such Party applies generally with respect to dealers, brokers or industry participants trading the Products at the time in deciding whether to offer or to make an extension of credit or to enter into a contract or contracts comparable to the relevant Transaction or Transactions.

“Related Agreements” means the agreements listed in Section 11.1 and any other agreements or documents executed in connection with or as required under this Agreement.

“Relevant Price” has the meaning specified in Section 5.4.

“Remaining Contract Obligations” means, at any time, for a Transaction, Other Commodity Agreement or Specified Agreement, the Obligations of each Party that remain to be performed in respect of all periods after the Early Termination Date, excluding any Unpaid Amounts.

“Renewal Term” has the meaning specified in Section 2.2.

“Safety Stock” has the meaning specified in Section 3.3(a).

“Specified Agreement” means any agreement or transaction between (i) MSCG and TPSI or an Affiliate of TPSI or (ii) an Affiliate of MSCG and TPSI, in each case other than a Transaction under this Agreement, Other Commodity Agreement and any securities repurchase or reverse repurchase agreement or similar transaction.  For the avoidance of doubt, the term Specified Agreement includes each of the Related Agreements, and any transaction and obligation thereunder.  As of the Effective Date, such Specified Agreements are those agreements listed in Schedule 1.1.

“Specified Indebtedness” means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Spot Delivery Volumes” has the meaning specified in Section 3.1(g).

“Term” has the meaning specified in Section 2.2.

“Terminal Services Agreements” means the three terminaling agreements between TPSI and MSCG for the storage and throughput [***], each to be entered into prior to or as of the Closing Date hereof.

“Terminals” has the meaning specified in Section 3.1(a).

“Termination Determination Date” means, for purposes of determining the Gain or Loss for any Transaction, Other Commodity Agreement or Specified Agreement terminated pursuant to Article 20, the Early Termination Date or, if that is not reasonably practicable, the earliest date thereafter that is reasonably practicable.

“Termination Payment” has the meaning specified in Section 20.3(a).

“Third Party Claim” has the meaning specified in Section 19.3.

[***]

“TPSI” has the meaning specified in the preamble to this Agreement.

“TPSI Exchange Agreements” has the meaning specified in Section 3.1(b).

“Transaction” means any purchase or sale of Products between the Parties pursuant to this Agreement.

“Unpaid Amounts” means, without duplication, the net unpaid amount owed to the Performing Party (expressed as a positive number) or the Defaulting Party (expressed as a negative number) under any Transaction, any Other Commodity Agreement or any Specified Agreement in respect of any period ending on or before the Early Termination Date, including (i) any transaction for which physical delivery was made on or before the Early Termination Date but payment therefor has not been made prior to such Early Termination Date or (ii) any transaction that required physical delivery to a Party on or prior to such Early Termination Date and that has not been delivered on or prior to such date (which amount shall equal the reasonably determined fair market value of such Products as of the originally scheduled delivery date).

“USGC” means the U.S. Gulf Coast.

“Vessel” means an ocean-going tanker, barge or inland barge.

“Waterborne Terminals” means the Terminals located [***], which are listed on Schedule 3.1.

1.2                                 Construction of Agreement.

(a)                                  Unless otherwise specified, all references herein are to the Articles, Sections, Schedules and Exhibits of this Agreement and all Schedules and Exhibits are incorporated herein.

(b)                                 All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement.

(c)                                  Unless expressly provided otherwise, the word “including” as used herein does not limit the preceding words or terms and shall be read to be followed by the words “without limitation” or words having similar import.

(d)                                 Unless expressly provided otherwise, all references to days, weeks, months and quarters mean calendar days, weeks, months and quarters, respectively.

(e)                                  Unless expressly provided otherwise, references herein to “consent” mean the prior written consent of the Party at issue, which shall not be unreasonably withheld, delayed or conditioned.

(f)                                    A reference to any Party to this Agreement or another agreement or document includes the Party’s permitted successors and assigns.

(g)                                 Unless the contrary clearly appears from the context, for purposes of this Agreement, the singular number includes the plural number and vice versa; and each gender includes the other gender.

(h)                                 Except where specifically stated otherwise, any reference to any Applicable Law or agreement shall be a reference to the same as amended, supplemented or re-enacted from time to time.

(i)                                     The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(j)                                     The Parties acknowledge that they and their counsel have reviewed and revised this Agreement and that no presumption of contract interpretation or construction shall apply to the advantage or disadvantage of the drafter of this Agreement.

ARTICLE 2

TERM AND TERMINATION

2.1                                 Initial Term.  This Agreement shall become effective on the Effective Date and shall continue until December 31, 2011 (the “Initial Term”).

2.2                                 Renewal Term.  Not later than 360 days prior to the expiration of the Initial Term, the Parties may mutually agree to renew this Agreement for an additional term on such terms as the Parties may mutually agree (the “Renewal Term”).  The Initial Term together with any Renewal Term or Renewal Terms shall be the “Term”.

2.3                                 Early Termination Option.

(a)                                  MSCG may terminate this Agreement, upon [***] notice to TPSI, if (i) TPSI enters into a binding agreement to sell, lease, sublease, transfer or otherwise dispose of, or grant any Person (other than an Affiliate) an option to acquire, in one transaction or a series of related transactions, all or a material portion of its Products marketing and distribution business and (A) the transferee fails to assume all of the Obligations of TPSI or its Guarantor under this Agreement or the Guaranty, respectively, either by operation of law or by agreement satisfactory to MSCG or otherwise or (B) in MSCG’s reasonable opinion, the creditworthiness of the transferee, taking into account any guaranty, is materially weaker than that of the predecessor or its guarantor immediately prior to the transfer; or (ii) TPSI enters into a binding agreement to sell, lease, sublease, transfer or otherwise dispose of, or grant any Person (other than an Affiliate) an option to acquire, in one transaction or a series of related transactions, all or a material portion of its Products marketing and distribution business and the transferee is [***] any Person listed on Schedule 2.3(a).

(b)                                 Either Party may terminate this Agreement, upon [***] notice to the other Party, if the other Party or, in the case of TPSI, TPSI or its Guarantor, consolidates or amalgamates with, merges with or into, or transfers all or substantially all of its assets to, another entity (other than an Affiliate) and, at the time of such consolidation, amalgamation, merger or transfer, (i) the resulting, surviving or transferee entity fails to assume all of the Obligations of such Party or, in the case of TPSI, including those of its Guarantor, under this Agreement, any of the transferred Related Agreements, any Other Commodity Agreement, the Guaranty or any other guaranty made pursuant to any Other Commodity Agreement, either by operation of law or by agreement satisfactory to the other Party or otherwise or (ii) in the reasonable opinion of the other Party, the creditworthiness of the successor, surviving or transferee entity, taking into account any guaranty, is materially weaker than that of the predecessor or its guarantor immediately prior to the consolidation, amalgamation, merger or transfer.

(c)                                  Either Party may terminate this Agreement, upon [***] notice to the other Party, if the other Party or, in the case of TPSI, TPSI or its Guarantor, consolidates or amalgamates with, merges with or into, or transfers sells, leases, subleases or otherwise disposes of all or substantially all of its assets to, another entity (including an Affiliate) and, at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity is [***] any Person listed on Schedule 2.3(a).

(d)                                 Subject to an event of Force Majeure, and notwithstanding anything to the contrary in Section 3.4 or any payments made or received pursuant thereto, MSCG may terminate this Agreement, upon [***] notice to TPSI, if TPSI nominates for [***] (i) Adjusted Forecasted Pipeline Volumes less than the minimum volumes as set forth in Schedule 3.2 or (ii) Adjusted Forecasted Waterborne Volumes less than the minimum volumes as set forth in Schedule 3.3.

(e)                                  Subject to Section 3.1(c) or an event of Force Majeure, and notwithstanding anything to the contrary in Section 3.4 or any payments made or received pursuant thereto, and further provided that MSCG has timely received the nominations from TPSI pursuant to Section 3.2 and Section 3.3, TPSI may terminate this Agreement, upon [***] notice to MSCG, if MSCG fails to supply and deliver to TPSI for [***] the (i) Final Forecasted Pipeline Volumes pursuant to Section 3.2(c) or (ii) Final Forecasted Waterborne Volumes pursuant to Section 3.3(d).

(f)                                    The early termination of this Agreement pursuant to this Section 2.3 shall be effective upon the termination date designated in such notice (but not earlier than the date of such notice) and neither Party shall have any further obligation to the other Party or shall have responsibility for any Liabilities to the other Party as of the termination date, except (i) for any payment and other Obligations that have accrued under this Agreement prior to the termination date and (ii) as provided in Article 20 and Article 21; provided, however, that such early termination shall not relieve any Party that has breached any provision of this Agreement from any Liabilities as of the termination date resulting from such breach.

ARTICLE 3

PRODUCT SUPPLY

3.1                                 Supply and Purchase Obligations.

(a)                                  Subject to the limitations of this Article 3, on and after the Commencement Date, MSCG shall supply TPSI with Products, and TPSI shall purchase such Products, at the terminals listed in Schedule 3.1 (the “Terminals”).  MSCG shall be obligated to supply Products only to the Terminals listed on Schedule 3.1.  Any addition of terminals at which TPSI desires to have Product supplied shall be subject to the Parties’ mutual agreement and TPSI shall provide MSCG with not less than [***] notice specifying (i) the terminal and (ii) the date by which TPSI requests commencement of Product supply.  TPSI may delete any Terminals at which it no longer desires to have Product supplied if it intends to no longer market and distribute Products from such Terminal; provided, however, that TPSI shall provide MSCG with no less than [***] notice specifying (i) the Terminal and (ii) the date by which TPSI requests termination of Product supply.  [***]

(b)                                 In addition to the supply obligations in Section 3.1(a), MSCG agrees to deliver Products to TPSI [***] in volumes equivalent to those required under the exchange agreements between TPSI and its exchange partners (the “TPSI Exchange Agreements”), which TPSI is obligated to deliver to its exchange partners on exchange under such agreements, subject to the maximum volumes set forth in Schedule 3.2.

(c)                                  MSCG’s obligation to deliver Products to the Pipeline Terminals is subject to (i) [***], and (ii) to TPSI’s timely provision of destination scheduling services as provided in Section 3.5.  [***].

(d)                                 Except as otherwise expressly provided herein, during the Term of this Agreement, MSCG shall be the exclusive supplier of Products to TPSI at the Terminals for up to the maximum volumes set forth in Schedule 3.2 and Schedule 3.3.  For avoidance of doubt, MSCG shall not be the exclusive supplier of Products to TPSI at the Norfolk, Virginia Terminal or at any of the terminals located on the Mississippi River or Ohio River; provided, however, that if TPSI is supplying Products to any of its terminals located on the Mississippi River or Ohio River via pipeline deliveries (when TPSI is the shipper of record) to the Baton Rouge dock delivery point off of the Colonial Pipeline, MSCG shall be the exclusive supplier of such Products.

(e)                                  TPSI agrees to provide MSCG with nominations for delivery of Products to the Terminals, and to purchase such Products upon receipt at the Terminals, in volumes that are not less than the minimum volumes set forth in Schedule 3.2 and Schedule 3.3.  In addition, subject to an event of Force Majeure, TPSI shall make available and maintain storage capacity for receipt of MSCG’s deliveries of Products (such capacity, the “Available Storage Capacity”) for each grade of Product at each Waterborne Terminal as set forth in Schedule 3.3(c).

(f)                                    From to time, TPSI may require a supply of Products for its marketing and distribution business in excess of the maximum volumes set forth in Schedule 3.2 and Schedule 3.3 (the “Excess Volumes”), and shall request that MSCG supply such Excess Volumes.  MSCG, in its sole discretion, may elect to supply TPSI the Excess Volumes upon mutually agreeable terms and conditions. [***].

(g)                                 From time to time, subsequent to the required nomination process set forth in Section 3.2 and Section 3.3, TPSI may require additional volumes to be delivered to the Terminals in a specific delivery month (the “Spot Delivery Volumes”), and shall request that MSCG supply such volumes.  MSCG, in its sole discretion, may elect to supply and deliver to TPSI such Spot Delivery Volumes upon mutually agreeable terms and conditions. [***].

3.2                                 [***]

3.3                                 [***]

3.4                                 Delivery Obligations.

(a)                                  [***]

(b)                                 [***]

(c)                                  [***]

(d)                                 Subject to an event of Force Majeure, in the event that TPSI in any month should purchase less than the Final Forecasted Pipeline Volumes or the Final Forecasted Waterborne Volumes (in each case taking into account the tolerances specified in Section 3.2(d) and Section 3.3(e)), TPSI shall pay MSCG the Cover Costs of disposing of the shortfall volumes of Products to third parties.  TPSI shall pay MSCG the amount of Cover Costs within [***] from receipt of invoice therefor and appropriate supporting documentation.

(e)                                  Subject to an event of Force Majeure, in the event that MSCG is unable to supply Products to TPSI at the Pipeline Terminals on or before [***] because it lacks the necessary accounting infrastructure to calculate, prepare and issue invoices to TPSI for such Products, MSCG shall so notify TPSI as soon as practicable, but no later than [***].  In such event, TPSI, upon receipt of such notice, shall undertake to calculate the necessary pricing information, furnish MSCG with appropriate documentation in respect of the Products being supplied, and prepare and issue invoices on MSCG’s behalf in accordance with Article 7.  MSCG agrees to have TPSI prepare such invoices until such time as MSCG has in place the necessary accounting infrastructure to calculate, prepare and issue such Product invoices.  MSCG shall notify TPSI of [***] by which it will be able to commence preparing Product invoices pursuant to this Agreement.

3.5                                 Scheduling Services.  From and after the Commencement Date, TPSI shall provide MSCG with destination scheduling services with respect to the supply and delivery of Products to the Pipeline Terminals.  MSCG shall be responsible for origination scheduling on the Colonial Pipeline and the Plantation Pipeline, and for both origination and destination scheduling on all Vessel deliveries to the Waterborne Terminals.  During the Term of this Agreement, neither Party shall schedule the delivery of Products from the Collins/Purvis terminal facility to any terminal located in the State of Mississippi.

ARTICLE 4

DELIVERY

4.1                                 [***]

4.2                                 Marine Deliveries.  For delivery by Vessel, [***], shall govern and are incorporated in this Agreement except that (i) [***], (ii) MSCG shall be liable for [***] at the Waterborne Terminals, and (iii) the Parties shall [***] attributable to the sampling and testing of Products upon discharge at the Waterborne Terminals.

4.3                                 Measurement.  The quality and quantity of the Products shall be determined in accordance with the latest established API/ASTM standards for the method of delivery.  All volumes shall be temperature corrected to 60ºF in accordance with the latest supplement or amendment to ASTM-IP petroleum measurement tables (ASTM designated D#1250, table 6(b)).  Quantities delivered into or from Vessels shall be measured by the following methods in order of priority:  (i) proven API-approved meters, (ii) static terminal tank gauges (except to the extent that truck loading is permitted during discharge into a Waterborne Terminal) or, (iii) if shore tanks are active other than during truck loading, by the Vessel’s figures, adjusted with the applicable VEF.  Quantities delivered into or from pipelines shall be determined using the respective pipeline’s calibrated meters.

4.4                                 Inspection of Vessel Deliveries.  For Vessel deliveries, each Party may have a representative present at the time of discharge, gauging and measurement.  If a Party declines to have a representative present, the results of the other Party’s measurements and tests shall be deemed to be correct.  [***]  Upon arrival at the discharge port, running samples shall be taken by an Independent Inspector from each of the Vessel’s cargo compartments being used to supply the Product.  From these running samples, a volumetrically correct composite sample of the Vessel’s cargo compartments that are being discharged will be made and tested by the Independent Inspector in respect of the Product discharged to the Waterborne Terminal.  In addition, each of the Vessel’s cargo compartments discharging gasolines shall be tested for Reid Vapor Pressure.  Certificates of quality and quantity countersigned by an Independent Inspector shall be final and binding on both Parties absent manifest error or fraud.  The Parties shall instruct the Independent Inspector to obtain and retain appropriate samples of the Products for a period of ninety (90) days from the date of measurement.

4.5                                 Off-Spec Products.

(a)                                  Vessel Deliveries.  TPSI may reject Products that do not conform to the applicable specifications.  TPSI may elect, at its sole discretion and at MSCG’s sole expense, to return any off-spec Products to MSCG.  TPSI shall have the option to either purchase replacement Products or have MSCG replace the off-spec Products.  MSCG shall bear all costs associated with the off-spec Products.  If TPSI purchases replacement Products, MSCG shall reimburse TPSI upon receipt of TPSI’s invoice and supporting documentation for all of TPSI’s Cover Costs.  If TPSI accepts the off-spec Products, the Parties shall agree in advance on a reduced price that reflects such Products’ market value and quality.

(b)                                 Pipeline Deliveries.  In the event that off-spec Products are delivered by either the Colonial Pipeline or the Plantation Pipeline, the Parties shall cooperate in making a Claim against and in seeking the appropriate remedies from the delivering pipeline.  In the event that the delivering pipeline does not make appropriate remedies, MSCG shall seek to recover from its supplier any costs associated with return and replacement of the off-spec Products.  [***]  Notwithstanding the foregoing, MSCG shall reimburse TPSI upon receipt of TPSI’s invoice and supporting documentation for all of TPSI’s Cover Costs incurred in obtaining replacement Products.  If TPSI decides to accept the off-spec Products, the Parties shall agree on an appropriate reduction in the contract price hereunder that reflects such Products’ market value and quality.

4.6                                 Quality and Quantity Claims.  Any Claim regarding the quality or quantity of Products delivered shall be waived unless submitted to MSCG in writing, together with supporting documentation and reasonable details of the facts on which the Claim is based, within [***] from the delivery date.  The delivery date shall be determined by the bill of lading or pipeline meter ticket, as applicable.

4.7                                 Disclaimer of Warranties.  OTHER THAN THE WARRANTY OF TITLE AND CONFORMANCE OF THE PRODUCTS TO THEIR SPECIFICATIONS UNDER ANY TRANSACTION, MSCG MAKES NO OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY THAT THE PRODUCTS WILL BE FIT, SUITABLE OR MERCHANTABLE

FOR A PARTICULAR PURPOSE.  MSCG EXPRESSLY DISCLAIMS ANY WARRANTY AGAINST INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT.

ARTICLE 5

PRICES

5.1                                 Deliveries to the Pipeline Terminals.  The price for the volumes of Products delivered to and received at the Pipeline Terminals by TPSI via either the Colonial Pipeline or the Plantation Pipeline shall be equal to [***]

5.2                                 Deliveries to the Waterborne Terminals.  The price for the volumes of Products delivered to and received at the Waterborne Terminals by TPSI shall be equal to [***]

5.3                                 USCG Deliveries.  The price for Products delivered to TPSI [***] for TPSI’s delivery to its exchange partners under the TPSI Exchange Agreements shall be equal to [***]

5.4                                 Alternate Price Index.  If the price of a Transaction or Buy/Sell Transaction is based on an industry reference index that ceases to be published or is not published for any period applicable to calculation of the Transaction price (the “Original Index”), the Parties shall cooperate in good faith to select an alternative publication or other reference source that reflects as nearly as possible the same information as published in the Original Index.  If the Parties cannot agree upon an alternative publication or other reference source within five (5) Business Days from the date that the Original Index ceased to be published, then the Parties shall determine the price for the affected Transaction (the “Relevant Price”) as follows.  Within seven (7) Business Days from the date that the Original Index ceased to be published, each Party shall choose a Reference Market-Maker.  The two Reference Market-Makers jointly and expeditiously shall choose a third Reference Market-Maker.  Each of the three Reference Market-Makers shall make its determination of the Relevant Price, taking into consideration the latest available quotation for the affected Product and any other information that in good faith the Reference Market-Maker deems relevant.  The Relevant Price shall be the arithmetic mean of the three prices determined by the Reference Market-Makers and shall be binding and conclusive on the Parties absent manifest error.  Until a Relevant Price is established pursuant to this Section 5.4, the Parties shall in good faith negotiate an interim Transaction price that reasonably reflects the value of the Product.  Failing such agreement, the interim Transaction price shall be the [***].  Upon the determination of the Relevant Price, the Transaction price shall be adjusted retroactively to the date on which the Original Index ceased to be published, and any amounts payable by one Party to the other Party of the aggregate net difference between the interim Transaction prices and the Relevant Prices shall accrue interest at the Interest Rate.

ARTICLE 6

BUY/SELL TRANSACTIONS

6.1                                 Buy/Sell Transactions.  In addition to the supply and purchase obligations set forth in Article 3, the Parties shall purchase and sell Products at different locations as follows (the “Buy/Sell Transactions”).  In the first part of the Buy/Sell Transaction, TPSI shall deliver and sell to MSCG at an USGC injection point on the Colonial Pipeline or the Plantation Pipeline, volumes of Products equivalent to the volumes of such Products that TPSI receives from its exchange partners at such location in the USGC, as included in Schedule 3.2.  Provided that TPSI has delivered the volumes of Products in the USGC in the first part of the Buy/Sell

Transaction, in the second part of the Buy/Sell Transaction MSCG shall deliver and sell to TPSI equivalent volumes of Products at the Pipeline Terminals.  The volumes of Products subject to the Buy/Sell Transactions shall be nominated pursuant to Section 3.2.

6.2                                 [***]

6.3                                 Payment.  Rather than remit payment to TPSI directly, MSCG shall be entitled to treat the amount that it otherwise would pay TPSI for Products delivered in the first part of the Buy/Sell Transaction as margin or collateral that TPSI is required to deliver to MSCG under this Agreement and hold such amounts in a designated margin account pursuant to Section 9.1(b).  Concomitantly, the amount that TPSI otherwise would pay MSCG for the Products delivered in the second part of the Buy/Sell Transaction shall be deducted from the amount of margin or collateral held in such account.  However, TPSI shall pay MSCG [***].

ARTICLE 7

INVOICING AND PAYMENT

7.1                                 Daily lnvoicing.  Each Business Day by 2:00 p.m. ET, TPSI shall prepare and deliver to MSCG a summary of the volumes delivered to the Pipeline Terminals and the Waterborne Terminals and purchased and sold pursuant to the TPSI Exchange Agreements and under the Buy/Sell Transactions, by grade of Product and Terminal, for all Products delivered to and received by TPSI on the preceding day (or days in the case of deliveries made on non-Business Days), in each case as evidenced by appropriate documentation supporting such deliveries.  MSCG then shall prepare and issue to TPSI by 5:00 p.m. ET the following Business Day a consolidated invoice for the volumes delivered to the Pipeline Terminals and the Waterborne Terminals, the volumes delivered in the second part of the Buy/Sell Transactions and the volumes supplied pursuant to the TPSI Exchange Agreements.  Each Business Day by 2:00 p.m. ET, TPSI shall prepare and issue to MSCG a consolidated invoice for the Products sold to MSCG in the first part of the Buy/Sell Transactions.  The invoices shall reflect the prices calculated in accordance with Article 5 and Article 6, and, [***], the provisional prices calculated in accordance with Section 7.2.

7.2                                 Provisional Pricing and [***] True-Up.  When the [***], the invoice shall reflect a provisional price.  [***].

7.3                                 [***]

7.4                                 Disputed Invoices.  If a Party in good faith disputes the amount of any invoice issued by the other Party, it shall pay the undisputed portion of the invoice by the due date and inform the other Party in writing why it disagrees with the balance of the invoice amount.  The Parties shall cooperate in resolving the dispute expeditiously.  If the Parties agree that the disputing Party owes some or all of the disputed amount, such Party shall pay such amount, together with interest at the Interest Rate from the original due date, within [***] from the date of their agreement.

7.5                                 Interest.  Except as provided in Section 7.4, interest shall accrue on late payments under this Agreement or any Transaction at the Default Interest Rate from the date that payment is due until the date that payment is actually received by the owed Party.  The payment of interest shall not be construed as either Party’s agreement to extend credit to the other Party or to extend the payment due date.

7.6                                 [***]

ARTICLE 8

[***]

[***]

ARTICLE 9

FINANCIAL RESPONSIBILITY

9.1                                 Letter of Credit.

(a)                                  At Closing, and in accordance with Section 10.3, TPSI agrees to obtain a Letter of Credit for the benefit of MSCG, in the amount of [***].  At all times during the Term of this Agreement, TPSI shall be required to maintain the Letter of Credit in a minimum amount of [***].

(b)                                 At all times and from time to time during the Term of this Agreement, TPSI shall be required to post margin or collateral to MSCG, in the form of an increase in the amount of the Letter of Credit, in an amount that in the aggregate equals or exceeds MSCG’s exposure in excess of the trade credit then provided to TPSI; provided, however, that cash margin may be provided by MSCG on TPSI’s behalf in a designated margin account pursuant to Section 6.3.  For this purpose, MSCG’s exposure shall equal the sum of [***].

(c)                                  MSCG shall have the discretion to increase or decrease the trade credit that it provides TPSI at any time or from time to time during the Term of this Agreement.

(d)                                 TPSI shall deliver to MSCG an increase in the amount of the Letter of Credit in accordance with this Section 9.1 within [***] of a request therefor.

9.2                                 Guaranty.  At Closing, the Guarantor shall provide a Guaranty of TPSI’s Obligations in form and substance reasonably acceptable to MSCG.  TPSI shall cause its Guarantor to provide an amended Guaranty in a form and substance reasonably acceptable to MSCG on or before the effective date of any transfer and assignment of this Agreement by TPSI to one of its Affiliates.

9.3                                 Provision of Financial Information.  MSCG may request that TPSI provide it with information sufficient to enable MSCG to ascertain TPSI’s or its Guarantor’s current financial condition and for MSCG to assure itself of TPSI’s and its Guarantor’s ability to perform their Obligations under this Agreement and the Guaranty, respectively; provided, however, that TPSI shall not be required to provide information that is not kept in the ordinary course of its business or otherwise is not reasonably available.  MSCG shall abide by any confidentiality obligations that TPSI or its Guarantor may reasonably impose in connection with the disclosure of such financial information.

9.4                                 Notification of Certain Events.

(a)                                  TPSI shall notify MSCG within one (1) Business Day of any of the following events:

(i)                                     TPSI’s binding agreement to sell, lease, sublease, transfer or otherwise dispose of, or grant any Person (including an Affiliate) an option to acquire, in one transaction or a series of related transactions, all or a material portion of its Products marketing and distribution business;

(ii)                                  TPSI or its Guarantor consolidates or amalgamates with, merges with or into, or transfers all or substantially all of its assets to, another entity (including an Affiliate); or

(iii)                               any event that could have a Material Adverse Effect on TPSI.

(b)                                 MSCG shall notify TPSI within one (1) Business Day of any of the following events:

(i)                                     MSCG consolidates or amalgamates with, merges with or into, or transfers all or substantially all of its assets to, another entity (including an Affiliate); or

(ii)                                  any event that could have a Material Adverse Effect on MSCG.

9.5                                 Assurances of Performance.

(a)                                  MSCG may, in its sole discretion and upon notice to TPSI or its Guarantor, require that TPSI or its Guarantor provide it with adequate assurances of the ability of TPSI or its Guarantor to perform any of its Obligations under this Agreement or under the Guaranty, respectively, in an amount determined in a commercially reasonable manner but in any event in an amount not to exceed [***], (i) if MSCG determines that reasonable grounds for insecurity exist with respect to TPSI’s or its Guarantor’s ability to perform its obligations under this Agreement or a Guaranty, respectively, or (ii) upon the occurrence of an event that could have a Material Adverse Effect on TPSI.

(b)                                 Adequate assurance means security in an amount (subject to the limitations of Section 9.5(a)) and in a format and from an entity acceptable to MSCG, each as determined in MSCG’s sole discretion, in any of the following forms, as may be acceptable to MSCG in its sole discretion:  an increase in the Letter of Credit or, at TPSI’s option, such other security as may be acceptable to MSCG.  Unless MSCG specifies a later time period, TPSI or its Guarantor shall furnish the required security within [***] following receipt of MSCG’s written demand.

(c)                                  The failure of TPSI or its Guarantor to provide adequate assurances pursuant to this Section 9.5 within the time frame specified shall constitute an Event of Default under Article 20.

ARTICLE 10

PRE-CLOSING COVENANTS

10.1                           Due Diligence.  On and after the Effective Date and until the Closing Date, TPSI shall continue to afford to MSCG and its officers, employees, agents and authorized representatives access during normal business hours to its financial and operating records, in order that MSCG may undertake such factual, financial, accounting, technical or legal due diligence investigation that MSCG considers desirable.  TPSI has made, and shall continue to make, available to MSCG personnel knowledgeable with respect thereto, and the officers, employees and representatives of TPSI shall furnish MSCG with such operating, financial and accounting data or information as may be reasonably requested by MSCG in order that MSCG may complete such due diligence investigation, with the results of such investigation reasonably satisfactory to MSCG.

10.2                           Completion of Due Diligence.  The due diligence review to be undertaken by MSCG as described in Section 10.1 shall be completed no later than five (5) days prior to the Closing Date, unless otherwise mutually agreed in writing.

10.3                           Letter of Credit Notification.  To permit TPSI a sufficient period of time within which to obtain the issuance of the Letter of Credit required by Section 9.1(a) to be delivered by TPSI at Closing pursuant to Section 11.3, MSCG shall, not later than ten (10) days prior to Closing, provide TPSI with the suggested form and content of the Letter of Credit that MSCG deems to be reasonably acceptable.

10.4                           [***]

10.5                           TPSI Supply Agreements.  TPSI shall utilize commercially reasonable efforts to assist MSCG in obtaining either the assignment of or the benefits of TPSI’s current supply/exchange agreements with [***].

10.6                           Press Releases/Announcements/Filings.  Prior to Closing, neither Party shall make any public announcement or issue any press release regarding this Agreement or the Related Agreements, the transactions contemplated hereby or thereby, or the status of negotiations between the Parties regarding the same, or otherwise release or file such documents with any Governmental Authority without first conferring with the other Party.  If the Parties are unable to agree as to the text or time of release of any such announcement, or the release or filing of such documents, no announcement, release or filing shall be made unless the Party proposing the announcement, release or filing is advised by legal counsel that the announcement, release or filing is legally required to be made, in which case the other Party shall be immediately advised of the text and time of release of the announcement, or the timing with respect to the release or filing of the documents, as the case may be.  The Parties further agree to consult with each other on all press releases and announcements to be issued at Closing concerning the transactions contemplated by this Agreement and the Related Agreements.

ARTICLE 11

CLOSING

11.1                           Related Agreements.  In connection with execution of this Agreement, the Parties, at Closing, agree to enter into and execute the following agreements (collectively, the “Related Agreements”):

(a)                                  The Terminaling Services Agreements, substantially in the form of Exhibits A-1, A-2 and A-3.

(b)                                 A Warrant substantially in the form of Exhibit B.

(c)                                  A Registration Rights Agreement substantially in the form of Exhibit C.

(d)                                 [***]

11.2                           The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of TPSI located at 1670 Broadway, Suite 3100, Denver, Colorado 80202, commencing at 10:00 a.m. Mountain Time on November 22, 2004, or such other date as the Parties may mutually agree (the “Closing Date”).

11.3                           Deliveries at Closing.

(a)                                  At Closing, TPSI shall execute and deliver or cause to be executed and delivered:

(i)                                     Each of the Related Agreements referenced in Section 11.1.

(ii)                                  The Letter of Credit required pursuant to Section 9.1.

(iii)                               The Guaranty required pursuant to Section 9.2.

(iv)                              Copies of resolutions of the Board of Directors of TransMontaigne Inc. and TPSI approving and adopting this Agreement and the Related Agreements, the transactions contemplated herein and therein and authorizing the execution and delivery thereof, certified by the secretary or assistant secretary of each such entity to be true and correct and in force and effect as of the Closing Date.

(v)                                 An opinion of counsel in a form and substance satisfactory to MSCG covering such matters as MSCG shall require, including that (A) TPSI has duly authorized the execution, delivery and performance of this Agreement and the Related Agreements, and (B) this Agreement and the Related Agreements constitute the legally valid and binding obligations of TPSI enforceable against TPSI in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a Proceeding in equity or at law).

(vi)                              A certificate or certificates signed by its Chief Executive Officer, Chief Financial Officer or other appropriate officers of TPSI dated as of the Closing Date, in form and substance satisfactory to MSCG, certifying as to (A) the fulfillment of each of the conditions to be satisfied by TPSI as set forth in Section 13.1, (B) the truth and accuracy of the representations and warranties set forth in this Agreement and the Related Agreements as of the Closing Date, and (C) the incumbency and specimen signature of the officers of TPSI executing this Agreement and the Related Agreements.

(vii)                           Such other documents and instruments as may be reasonably necessary to consummate the transactions contemplated herein.

(b)                                 At Closing, MSCG shall execute and deliver or cause to be executed and delivered:

(i)                                     Each of Related Agreements referenced in Section 11.1.

(ii)                                  An opinion of counsel in a form and substance satisfactory to TPSI covering such matters as TPSI shall require, including that (A) MSCG has duly authorized the execution, delivery and performance of this Agreement and the Related Agreements, and (B) this Agreement and the Related Agreements constitute the legally valid and binding obligations of MSCG enforceable against MSCG in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a Proceeding in equity or at law).

(iii)                               A certificate or certificates signed by its Chief Executive Officer, Chief Financial Officer or other appropriate officers of MSCG dated as of the Closing Date, in form and substance satisfactory to TPSI, certifying as to (A) the fulfillment of each of the conditions to be satisfied by MSCG as set forth in Section 13.2, (B) the truth and accuracy of the representations and warranties set forth in this Agreement and the Related Agreements as of the Closing Date and (C) the incumbency and specimen signature of the officers of MSCG executing this Agreement and the Related Agreements, and attaching copies of the resolutions authorizing MSCG to enter and execute this Agreement and each of the Related Agreements.

(iv)                              Such other documents and instruments as may be reasonably necessary to consummate the transactions contemplated herein.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1                           Mutual Representations and Warranties.  Each Party represents and warrants to the other Party as of the Commencement Date and the date of each Transaction under this Agreement as follows:

(a)                                  It is an “Eligible Contract Participant” as defined in Section 1a(12) of the Commodity Exchange Act, as amended.

(b)                                 It is a “forward contract merchant” in respect of this Agreement and each transaction hereunder is a forward contract for purposes of the Bankruptcy Code.

(c)                                  Neither it nor any of its Affiliates has been contacted by or negotiated with any finder, broker or other intermediary in connection with the negotiations relating to this Agreement or the Related Agreements and the transactions contemplated hereby and thereby who is entitled to any compensation with respect thereto.

(d)                                 It is duly organized and validly existing under the Applicable Laws of the jurisdiction of its organization or incorporation and in good standing under such Applicable Laws.

(e)                                  It has the corporate, governmental or other legal capacity, authority and power to execute this Agreement and the Related Agreements, to deliver this Agreement and the Related Agreements and to perform its obligations under this Agreement and the Related Agreements, and has taken all necessary action to authorize the foregoing.

(f)                                    The execution, delivery and performance obligations referenced in Section 12.1(e) do not violate or conflict with any Applicable Law, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets, or any contractual restriction binding on or affecting it or any of its assets.

(g)                                 All governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or, to the extent not yet required, to be obtained in the future or submitted by it in respect of this Agreement and the Related Agreements, have been obtained or submitted and are in full force and effect or, to the extent not yet required, will be submitted on a timely basis, and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with.

(h)                                 Its obligations under this Agreement and the Related Agreements constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a Proceeding in equity or at law).

(i)                                     No Event of Default under Article 20 with respect to it or Potential Event of Default has occurred and is continuing, and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or the Related Agreements.

(j)                                     There is not pending or, to its knowledge, threatened against it or any of its Affiliates any Proceeding that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement or the Related Agreements.

(k)                                  It is not relying upon any representations of the other Party other than those expressly set forth in this Agreement or the Related Agreements.

(l)                                     It has entered into this Agreement and the Related Agreements as principal (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise) and with a full understanding of the material terms and risks of this Agreement and the Related Agreements, and has made its own independent decision to enter into this Agreement and as to whether this Agreement and the Related Agreements are appropriate or suitable for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.

(m)                               It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice) this Agreement and the Related Agreements, understands and accepts the terms, conditions and risks of this Agreement and the Related Agreements, and is capable of assuming, and assumes, the risks of this Agreement and the Related Agreements.

(n)                                 The other Party (i) is acting solely in the capacity of an arm’s-length contractual counterparty with respect to this Agreement and the Related Agreements, (ii) is not acting as a financial advisor or fiduciary or in any similar capacity with respect to this Agreement and the Related Agreements and (iii) has not given to it any assurance or guarantee as to the expected performance or result of this Agreement and the Related Agreements.

12.2                           Additional Representation and Warranty of TPSI.  [***].

ARTICLE 13

CONDITIONS TO CLOSING

13.1                           Conditions to MSCG’s Obligations.  The obligation of MSCG to supply, deliver and sell Products to TPSI pursuant to this Agreement is subject to the satisfaction, at or before the Closing, of the following conditions:

(a)                                  Compliance, Accuracy of Representations.  TPSI shall not be in breach of any of its covenants, agreements, and conditions required by this Agreement or the Related Agreements to be performed, satisfied, or complied with by it on or before the Closing, and all of the representations and warranties of TPSI in this Agreement and the Related Agreements or in any certificate, document, instrument or writing delivered to MSCG by or on behalf of TPSI under this Agreement and the Related Agreements shall be true and correct on and as of the Closing Date with the same force and effect as though they had been made on the Closing Date.

(b)                                 No Orders or Lawsuits.  No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any Governmental Authority, and no Applicable Law shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby or under the Related Agreements.  No Proceeding initiated by any Person shall be pending before any court or Governmental Authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement or the Related Agreements.

(c)                                  Third Party Consents.  TPSI shall have obtained all required consents and any other third party consents or waivers necessary to consummate the transactions contemplated by this Agreement and the Related Agreements.  Such consents (or in lieu thereof, waivers), shall (i) be in form and substance reasonably satisfactory to MSCG, (ii) not be subject to the satisfaction of any condition that has not been satisfied or waived and (iii) be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof, waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect MSCG or otherwise result in a diminution of the benefits of the transactions contemplated hereby or under the Related Agreements to MSCG.

(d)                                 No Material Adverse Effect.  Since the Effective Date of this Agreement, there shall not have been a Material Adverse Effect as to TPSI or its Guarantor.

(e)                                  Due Diligence.  MSCG shall have completed a due diligence investigation with results to its reasonable satisfaction.

(f)                                    Deliveries of Documents.  TPSI shall have delivered each of the documents required pursuant to Section 11.3(a).

(g)                                 [***]

13.2                           Conditions to TPSI’s Obligations.  The obligation of TPSI to receive and purchase Products from MSCG pursuant to this Agreement is subject to the satisfaction, at or before the Closing, of the following conditions:

(a)                                  Compliance; Accuracy of Representations.  MSCG shall not be in breach of any of its covenants, agreements, and conditions required by this Agreement or the Related Agreements to be performed, satisfied, or complied with by it on or before the Closing, and all of the representations and warranties of MSCG in this Agreement and the Related Agreements or in any certificate, document, instrument or writing delivered to TPSI by or on behalf of MSCG under this Agreement and the Related Agreements shall be true and correct on and as of the Closing Date with the same force and effect as though they had been made on the Closing Date.

(b)                                 No Orders or Lawsuits.  No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any Governmental Authority, and no Applicable Law shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby or under the Related Agreements.  No Proceeding initiated by any Person shall be pending before any court or Governmental Authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement or the Related Agreements.

(c)                                  Third Party Consents.  MSCG shall have obtained all material third party consents or waivers necessary to consummate the transactions contemplated by this

Agreement and the Related Agreements, all of such consents and waivers being in form and substance reasonably satisfactory to TPSI in its reasonable discretion.

(d)                                 No Material Adverse Effect.  Since the Effective Date of this Agreement, there shall not have been a Material Adverse Effect as to MSCG.

(e)                                  Deliveries of Documents.  MSCG shall have delivered each of the documents required pursuant to Section 11.3(b).

(f)                                    [***]

ARTICLE 14

LIMITATIONS ON LIABILITY

Notwithstanding any provision to the contrary in this Agreement, the Parties’ liability for damages is limited to direct, actual damages only and neither Party shall be liable for specific performance, lost profits or other business interruption damages, or special, consequential, incidental, punitive, exemplary or indirect damages, in tort, contract or otherwise, of any kind, arising out of or in any way connected with the performance, the suspension of performance, the failure to perform or the termination of a Transaction or this Agreement.  Each Party acknowledges the duty to mitigate damages.

ARTICLE 15

MOTOR FUEL TAXES

15.1                           Liability for Taxes.  Each Party represents that it is registered with the IRS to engage in tax-free Transactions with respect to taxable fuels.  Prior to the scheduled delivery date, each Party shall provide the other Party with proper federal, state or local notification, exemption or resale certificates or direct pay permits as may be required or permitted by Applicable Law.  Notwithstanding the foregoing, and excluding any Motor Fuel Taxes for which MSCG is legally responsible upon the importation or resale of Products that MSCG stores at the Terminals pursuant to the Terminaling Services Agreements (each substantially in the form of Exhibits A-1, A-2 and A-3, respectively), should MSCG be liable to report or remit any Motor Fuel Tax, TPSI shall reimburse and indemnify MSCG for all such Motor Fuel Taxes, together with all penalties and interest thereon, paid or incurred by MSCG, upon receipt of MSCG’s invoice; provided that MSCG has timely given notice to TPSI of TPSI’s obligation to reimburse MSCG for such Motor Fuel Tax and MSCG has timely remitted and reported such Motor Fuel Taxes.

15.2                           Property Taxes.  If any Property Taxes are assessed against Products sold under this Agreement by any Governmental Authority, the Party having title to the Products at the time such tax liability accrues shall be responsible for payment therefor.

15.3                           Import Duties.  MSCG shall assume responsible for all duties, charges and other fees that may be assessed by any Governmental Authority upon importation of the Products into the United States.

ARTICLE 16

COMPLIANCE WITH LAWS

16.1                           Mobile Sources Compliance.  Each Party shall comply with all Applicable Law relating to or regarding the quality, integrity, testing, distribution and marketing of reformulated gasoline and blendstocks, conventional gasoline, gasoline additives, diesel fuel, No. 2 heating oil and any other motor fuel or fuel product that may be subject to such regulations, including the provisions and requirements of 40 C.F.R. Parts 70 through 80, including maintaining records that are required to be maintained and that demonstrate compliance with the foregoing Applicable Laws.  Each Party shall make such records available to the other Party upon its request.  Each Party also shall immediately notify the other Party of any violation or alleged violation with respect to the Products sold pursuant to any Transaction and, upon request, shall provide the other Party with all evidence of environmental inspections or audits by any Governmental Authority with respect to such Products.  MSCG warrants that all Products delivered by it pursuant to this Agreement shall comply with all requirements and standards as may be applicable to such Products when delivered to TPSI based upon the place of the Products’ intended use, if known to MSCG, and that it shall provide all required documentation regarding such delivery, including any required product transfer documents.  MSCG shall have in effect and maintain a Quality Assurance Program under 40 C.F.R. Part 80.

16.2                           Pollution Prevention and Responsibility.  Upon the occurrence of any spill or discharge reportable under Applicable Law or other environmental pollution in connection with any transfer, delivery, transportation or receipt of Products, the Parties shall take any action required under Applicable Law, including actions to prevent or mitigate resulting pollution damage.  Even if not required by Applicable Law, a Party may take such actions to prevent or mitigate pollution damage as it deems appropriate or is required by any Governmental Authority, in which case such Party shall notify the other Party immediately of any such actions, and shall take such actions in accordance with the Oil Pollution Act of 1990, as amended, and any other Applicable Law, or as may be directed by the U.S. Coast Guard or any other Governmental Authority.  If either Party incurs costs to clean up or contain a spill or discharge or to prevent or mitigate resulting pollution damage, such Party reserves any rights provided by law to recover such costs from the other Party or from any third party.  If a third party is legally liable for such costs and expenses, each Party shall cooperate with the other Party for the purpose of obtaining reimbursement from such third party.  Each Party also shall cooperate with the other Party for the purpose of obtaining reimbursement from any other applicable entity or source under federal or state law.  Each Party acknowledges that (i) no provision under this Agreement is intended to imply that a Party assumes any pollution liability for the benefit of or on behalf of the other Party and (ii) a Party shall not be liable to indemnify the other Party for any Liabilities in connection therewith, except as may be imposed under federal or state law on an owner of oil or voyage charterer.

16.3                           Applicable Law.  Each Party shall comply with all Applicable Law with respect to the performance of its Obligations under this Agreement.

ARTICLE 17

FORCE MAJEURE

17.1                           Event of Force Majeure.  Neither Party shall be liable to the other Party if it is rendered unable by an event of Force Majeure to perform in whole or in part any obligation or condition of a Transaction or this Agreement, for so long as the event of Force Majeure exists and to the extent that performance is hindered by the event of Force Majeure; provided, however, that the Party unable to perform shall use commercially reasonable efforts to avoid or remove the event of Force Majeure.  During the period that a Party’s performance of its obligations has been suspended in whole or part by reason of an event of Force Majeure, the other Party likewise may suspend the performance of all or part of its obligations related to the Transactions affected by the event of Force Majeure to the extent that such suspension is commercially reasonable, except for any payment and indemnification obligations related to Products received prior to such event.

17.2                           Notice of Force Majeure.  The Party rendered unable to perform shall inform the other Party by oral notification as soon as practicable but no later than within one (1) Business Day after learning of the occurrence of a Force Majeure event, including, to the extent feasible, the details and the expected duration of the Force Majeure event and the volume of Products affected.  Promptly thereafter, the Party rendered unable to perform shall confirm such information in writing.  Such Party also shall promptly notify the other Party when the Force Majeure event is terminated.

17.3                           Termination of Transactions.  If a Party’s performance of any specific Transaction is suspended due to an event of Force Majeure in excess of [***] from the date that notice of such event is given, and so long as such event is continuing, either Party, in its sole discretion, may terminate such Transaction by written notice to the other Party, and neither Party shall have any further liability to the other Party in respect of such Transaction except for the rights and remedies previously accrued.

17.4                           Alternative Supplies in the Event of Force Majeure.  Notwithstanding anything herein to the contrary, in the event MSCG should notify TPSI that as a result of an event of Force Majeure it will be unable meet its delivery obligations as described in Section 3.1(f), Section 3.1(g) or Section 3.4(a), TPSI shall have the right, in its sole discretion, but only until such time as TPSI shall have received notice that the event of Force Majeure declared by MSCG no longer is continuing, to procure from alternative sources volumes of Products to replace all or any portion of the volumes that MSCG is unable to deliver.  [***].

ARTICLE 18

AUDIT RIGHTS

18.1                           Books and Records.  Each Party shall keep accurate books of account and to record all sales and other evidence of transactions in accordance with generally accepted accounting principles in the United States.  All records relating to the transactions contemplated by this Agreement, including any stored electronically, shall be kept by each Party for two (2) years at such Party’s office and shall be made available to the other Party for inspection at such offices upon reasonable notice during each Party’s regular business hours.

18.2                           Audit True-Up.  A Party or its authorized representative (who is acceptable to the other Party) may, at the inspecting Party’s expense, conduct an independent review of the manner in which the pricing and payment for Products during each month was calculated.  If, as a result of such review, it is determined that there has been an overpayment by TPSI, then MSCG shall offset against any amounts then due and owing by TPSI to MSCG under this Agreement the amount of the overpayment, together with interest on such amount at the Interest Rate from date such overcharges occurred under the date payment is made.  If, as a result of such review, it is determined that there has been an underpayment by TPSI, then such underpayment will become immediately due and payable to MSCG with interest at the Interest Rate from the date said payment was due until the date that payment is made.

ARTICLE 19

INDEMNIFICATION

19.1                           Duty to Indemnify.  Each Party (the “Indemnifying Party”) shall indemnify and hold the other Party, its Affiliates, and their employees, directors, officers, representatives, agents and contractors (collectively, the “Indemnified Party”) harmless from and against any and all Liabilities arising from the Indemnifying Party’s (i) breach of this Agreement, (ii) failure to comply with Applicable Law with respect to the sale, transportation, storage, handling or disposal of the Products, unless and to such extent that such liability results from the Indemnified Party’s negligence or willful misconduct or (iii) representations, covenants or warranties made under this Agreement which prove to be materially incorrect or misleading when made.

19.2                           No Third Party Rights.  The Parties’ obligations to defend, indemnify and hold each other harmless under the terms of this Agreement shall not vest any rights in any third party, whether a Governmental Authority or private entity, nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in this Agreement.

19.3                           Third Party Claims.  The Indemnified Party shall notify the Indemnifying Party as soon as practicable after receiving notice of any Claim or Proceeding brought against it that might give rise to an indemnity Claim under this Agreement (each, a “Third Party Claim”) and shall furnish to the Indemnifying Party the complete details within its knowledge.  Any delay or failure by the Indemnified Party to give notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations except to the extent, if any, that the Indemnifying Party shall have been materially prejudiced by reason of such delay or failure.

19.4                           Claim Procedure.  The Indemnifying Party shall have the right to assume the defense, at its own expense and by its own counsel, of any Third Party Claim; provided, however, that such counsel is reasonably acceptable to the Indemnified Party.  Notwithstanding the Indemnifying Party’s appointment of counsel to represent an Indemnified Party, the Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim.  If requested by the Indemnifying Party, the Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in contesting any Claim or Proceeding that the Indemnifying Party defends, including, if appropriate, making any counterclaim or cross-complaint.  All costs and expenses incurred in connection with the Indemnified Party’s cooperation shall be borne by the Indemnifying Party.

19.5                           Settlement.  No Third Party Claim may be settled or compromised (i) by the Indemnified Party without the consent of the Indemnifying Party or (ii) by the Indemnifying Party without the consent of the Indemnified Party.  Notwithstanding the foregoing, an Indemnifying Party shall not be entitled to assume responsibility for and control of any

Proceeding if such Proceeding involves an Event of Default by the Indemnifying Party under this Agreement which shall have occurred and be continuing.

19.6                           Insurance.  The mere purchase and existence of insurance does not reduce or release either Party from any liability incurred or assumed under this Agreement or any Transaction.

ARTICLE 20

DEFAULT AND TERMINATION

20.1                           Event of Default.  Notwithstanding any other provision of this Agreement, the Related Agreements, any Other Commodity Agreement or any Specified Agreement, a Default or Event of Default shall be deemed to occur under this Agreement when:

(a)                                  Either Party fails to make payment when due under this Agreement within two (2) Business Days of a written demand therefor.

(b)                                 Any representation or warranty, contained in this Agreement, the Related Agreements, any Other Commodity Agreement or any Specified Agreement shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made or repeated.

(c)                                  Either Party fails to perform any obligation to the other Party or breaches any covenant made to the Party under this Agreement, which, if capable of being cured, is not cured to the satisfaction of the other Party (in its sole discretion) within five (5) Business Days from the date that such Party receives notice that corrective action is needed.

(d)                                 Either Party defaults under any of the Related Agreements or any Other Commodity Agreement (howsoever such default is defined), which is not cured within the applicable time period, if any; provided, however, the Party defaulting under such Related Agreement or Other Commodity Agreement may not claim the default as an Event of Default under this Agreement.

(e)                                  TPSI fails to amend the Letter of Credit or fails to provide satisfactory security or assurances of performance in accordance with Article 9.

(f)                                    The Guarantor (i) fails to satisfy, perform or comply with any obligation in accordance with such Guaranty if such failure continues after any applicable grace or notice period, (ii) breaches any representation, covenant or warranty or any representation proves to have been incorrect or misleading in any material respect under the Guaranty, which is not cured to MSCG’s satisfaction, in its sole discretion, within any applicable grace or notice period or (iii) repudiates, disclaims, disaffirms or rejects, in whole or part, any obligation under the Guaranty, or challenges the validity of the Guaranty.

(g)                                 Either Party or the Guarantor becomes Bankrupt.

(h)                                 Any material covenant, agreement or obligation of any Party contained in or evidenced by this Agreement, any Related Agreement, any Other Commodity

Agreement or any Specified Agreement, shall cease to be enforceable in accordance with its terms.

(i)                                     Either Party to this Agreement, any Related Agreement, any Other Commodity Agreement or any Specified Agreement, shall repudiate, deny or disaffirm its obligations under this Agreement, any Related Agreement, any Other Commodity Agreement or any Specified Agreement.

(j)                                     This Agreement, any Related Agreement, any Other Commodity Agreement or any Specified Agreement is canceled, terminated, revoked or rescinded without the express prior consent of the other Party, or any Proceeding shall have been commenced by any Person (other than either Party) seeking to cancel, revoke, rescind or disaffirm the obligations of any Party to this Agreement, any of the Related Agreements or any Other Commodity Agreement or any Specified Agreement (unless such Party is contesting the Proceeding in good faith and such Proceeding is withdrawn or dismissed with prejudice within fifteen (15) days).

(k)                                  Any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any Party to this Agreement, any Related Agreement, any Other Commodity Agreement or any Specified Agreement is illegal, invalid or unenforceable.

(l)                                     Either Party or the Guarantor (i) defaults under a Specified Agreement and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Agreement or (ii) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Agreement (or such default continues for at least two (2) Business Days if there is no applicable notice requirement or grace period); provided, however, the Party or Guarantor defaulting under such Specified Agreement may not claim the default as an Event of Default under this Agreement.

(m)                               The failure of TPSI or its Guarantor to make payment when due or other event of default under one or more agreements or instruments relating to Specified Indebtedness in an aggregate amount (individually or collectively) of not less than $25 million, which has resulted in such Specified Indebtedness becoming or capable of becoming due and payable under such agreements or instruments before it would otherwise have been due and payable, or defaults in making one or more payments on the due date thereof in an aggregate amount (individually or collectively) of not less than $25 million under such agreements or instruments (after giving effect to any applicable notice requirement or grace period).

20.2                           Remedies Upon Event of Default.  Notwithstanding any other provision of this Agreement, the Guaranty, any Related Agreement, any Other Commodity Agreement or any Specified Agreement, upon the occurrence of an Event of Default with respect to either Party or its Guarantor (the “Defaulting Party”), the other Party (the “Performing Party”) may, in its sole discretion, in addition to all other remedies available to it and without incurring any Liabilities to the Defaulting Party, the Guarantor or to third parties (for demurrage or any other costs arising from delay or otherwise), the Performing Party may do any one or more of the following: (i) withhold or suspend its Obligations under this Agreement and any Transaction without prior notice to the Defaulting Party, (ii) proceed against the Defaulting Party or its Guarantor or both for damages occasioned by the Defaulting Party’s or its Guarantor’s failure to perform, (iii) upon one (1) Business Day’s prior notice to the Defaulting Party, immediately terminate and liquidate all Transactions between the Parties by calculating Settlement Payments in the manner set forth in Section 20.3 and (iv) exercise its rights of liquidation and setoff with respect to all Other Commodity Agreements and Specified Agreements as set forth in Section 20.4.  Notwithstanding the foregoing, in the case of an Event of Default described in Section 20.1(g), no prior notice shall be required.

20.3                           Early Termination of Transactions.

(a)                                  When an Event of Default has occurred and is continuing, the Performing Party may, by notice given to the Defaulting Party, designate a date not earlier than the date of such notice (“Early Termination Date”) on which all Transactions shall terminate and the Performing Party shall then determine the Liquidation Amount as of the Termination Determination Date.  For purposes of this Section 20.3, the phrase “all Transactions” means only those Preliminary Forecasted Pipeline Volumes or Adjusted Forecasted Pipeline Volumes and those Preliminary Forecasted Waterborne Volumes or Adjusted Forecasted Waterborne Volumes that have been nominated to MSCG under Section 3.2, Section 3.3 and Section 6.1 prior to and including the Early Termination Date.  The Performing Party shall notify the Defaulting Party of the Liquidation Amount due from or due to the Defaulting Party, after taking into account any collateral or margin held by either Party (“Termination Payment”), to be paid as provided in Section 20.3(b).

(b)                                 As soon as reasonably practicable after the Early Termination Date, the Performing Party shall provide the Defaulting Party with a statement showing, in reasonable detail, the calculation of the Liquidation Amount and the Termination Payment.  If the Defaulting Party owes the Termination Payment to the Performing Party, the Defaulting Party shall pay the Termination Payment on the first Business Day after it receives the statement.  If the Performing Party owes the Termination Payment to the Defaulting Party, the Performing Party shall pay the Termination Payment once it has reasonably determined all amounts owed by the Defaulting Party to it under all Transactions and Other Commodity Agreements and its rights of setoff under Section 20.4.

20.4                           Setoff.

(a)                                  The occurrence of an Early Termination Date under this Agreement or an Event of Default as described in Sections 20.1(h), (i), (j), (k), (l) and (m) shall constitute a material breach and an event of default, howsoever described, under all Other Commodity Agreements and under all Specified Agreements.  The Performing Party (or any of its Affiliates or the Guarantor in the case of a Specified Agreement) may, by giving a notice to the Defaulting Party, designate an Early Termination Date for all Other Commodity Agreements or all Specified Agreements or both and, upon such designation, terminate, liquidate and otherwise close out all Other Commodity Agreements or all Specified Agreements or both.

(b)                                 If the Performing Party elects to designate an Early Termination Date under this Section 20.4, the Performing Party shall calculate, in accordance with the terms set forth in such Other Commodity Agreements and Specified Agreements, the amounts, whether positive or negative, due upon early termination under each Other Commodity Agreement and Specified Agreement and shall determine the aggregate sum of such amounts, whether positive or negative (“Other Agreement Termination Amount”).  If a particular Other Commodity Agreement or Specified Agreement does not provide a method for determining what is owed upon early termination, then the amount due upon early termination shall be determined pursuant to Section 20.3 as if such Other Commodity Agreement or Specified Agreement were a Transaction.

(c)                                  If the Other Agreement Termination Amount is a negative number, and the Performing Party owes a Termination Payment to the Defaulting Party, the Performing Party shall pay the Defaulting Party the Other Commodity Termination Amount at the time of its payment of the Termination Payment under Section 20.3(b).  If the Other Agreement Termination Amount is a positive number, the Defaulting Party shall pay the Performing Party such Other Agreement Termination Amount on demand, provided, however, that the Performing Party, at its election, may setoff any Termination Payment owed by the Defaulting Party to the Performing Party pursuant to Section 20.3 against any Other Agreement Termination Amount owed by the Performing Party to the Defaulting Party and may setoff any Other Agreement Termination Amount owed to the Performing Party by the Defaulting Party against any Termination Payment owed by the Performing Party to the Defaulting Party pursuant to Section 20.3.  The Performing Party shall notify the Defaulting Party of any setoff effected under this Section 20.4.

20.5                           Non-Exclusive Remedy.  The Performing Party may enforce any of its remedies under this Agreement, any Other Commodity Agreement or any Specified Agreement.  The Performing Party’s rights under this Article 20 shall be in addition to, and not in limitation or exclusion of, any other rights of setoff, recoupment, combination of accounts, lien or other right which it may have, whether by agreement, operation of law or otherwise, provided, however, that (i) if the Performing Party elects to exercise its rights under Section 20.3, it shall do so with respect to all Transactions, and (ii) if the Performing Party elects to exercise its rights under Section 20.4 in respect of Other Commodity Agreements or in respect of Specified Agreements or both, it shall do so with respect to all Other Commodity Agreements or all Specified Agreements or both.  No delay or failure on the part of a Performing Party to exercise any right or remedy shall constitute an abandonment of such right or remedy and the Performing Party shall be entitled to exercise such right or remedy at any time after an Event of Default has occurred.

20.6                           Indemnification.  The Defaulting Party shall indemnify and hold harmless the Performing Party for all Liabilities incurred as a result of the Default or in the exercise of any remedies under this Article 20.  A Party shall reimburse the other Party for its costs and expenses, including reasonable attorneys’ fees, incurred in connection with the other Party’s enforcement of, suing for or collecting any amounts payable by it under this Agreement.

ARTICLE 21

TERMINATION PROCESS

21.1                           Expiration or Termination for Other Than an Event of Default.

(a)                                  Prior to expiration of the Term of this Agreement or upon early termination of this Agreement pursuant to Section 2.3, the Parties shall mutually agree on a termination date (at which time MSCG shall cease supplying Products to TPSI for marketing and distribution at the Terminals), to occur on the last day of [***].  TPSI shall purchase all Products that were in transit to the Terminals on such termination date, when such Products are received at the Terminals (subject to the tolerances set forth in Section 3.2(d) and Section 3.3(e)), and such purchases shall be otherwise subject to the terms and conditions, including pricing and the Letter of Credit requirements, set forth in this Agreement.

(b)                                 Upon expiration or termination of this Agreement (other than due to the declaration of an Early Termination Date), MSCG shall calculate a final accounting and true-up of all amounts owed by one Party to the other Party hereunder and shall prepare an invoice with appropriate supporting documentation.  Such invoice shall be payable by the owing Party within [***] after the date of receipt of invoice.

21.2                           [***]

ARTICLE 22

GOVERNING LAW AND JURISDICTION

22.1                           Choice of Law.  This Agreement and the rights and duties of the Parties shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to its conflicts of laws provisions.  Each Party hereby irrevocably submits to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the Borough of Manhattan, or, if any such federal court declines to exercise or is determined not to have jurisdiction, to the jurisdiction of any New York state court in the Borough of Manhattan, New York (without recourse to arbitration unless both Parties agree in writing), and to service of process by certified mail, delivered to the Party at the most recent designated address.

22.2                           Waivers.  Each Party further hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection to personal jurisdiction, whether on grounds of venue, residence or domicile.  Each Party further waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any Proceeding relating to this Agreement.

22.3                           Time Period for Making Claims.  Except when a shorter period is expressly provided under this Agreement, any Claim arising under this Agreement or any Transaction shall be made within two (2) years from the date of the events giving rise to the Claim or shall be deemed waived and barred without recourse to litigation.

ARTICLE 23

ASSIGNMENT

23.1                           Assignment.  Neither Party shall transfer or assign this Agreement or its rights or interests hereunder, in whole or in part, or delegate its obligations hereunder, in whole or in part, without the prior consent of the other Party, which shall not be unreasonably withheld; provided, however, that no consent shall be required for transfer of this Agreement to an Affiliate by assignment, merger or otherwise or an assignment solely for security.  The transferor shall remain jointly and severally liable with the transferee for the full performance of the transferor’s Obligations under this Agreement unless the transferee (i) assumes in writing all of the Obligations of the transferor, (ii) provides the other Party with evidence of financial responsibility at least equal to that of the transferor, and (iii) in the case of a transfer by TPSI to an Affiliate, the Guarantor provides a Guaranty of such transferee’s Obligations under this Agreement.

23.2                           Assignment Absent Consent.  Any attempted assignment in violation of this Article 23 shall be null and void ab initio and the non-assigning Party shall have the right, without prejudice to any other rights or remedies it may have hereunder or otherwise, to terminate this Agreement effective immediately upon notice to the Party attempting such assignment.

ARTICLE 24

ISPS

24.1                           MSCG shall ensure that the Vessel complies with the ISPS Code and the MTSA.

24.2                           The Vessel shall when required submit a Declaration of Security to the appropriate authorities prior to arrival at the discharge port.

24.3                           Notwithstanding any prior acceptance of the Vessel by TPSI, if at any time prior to the arrival of the Vessel at the Waterborne Terminal or discharge port the Vessel ceases to comply with the requirements of the ISPS Code or the MTSA:

(a)                                  TPSI shall have the right not to berth such nominated Vessel at the discharge port and any demurrage resulting shall not be for the account of TPSI.

(b)                                 MSCG shall be obliged to substitute such nominated Vessel with a Vessel complying with the requirements of the ISPS Code and the MTSA.  If title and risk to the cargo on board the Vessel subsequently substituted has already passed to TPSI, such title and risk shall be deemed to have reverted to MSCG.

24.4                           TPSI shall ensure that the discharge port and Waterborne Terminal comply with the ISPS Code and the MTSA.  Any costs or expenses in respect of the Vessel, including demurrage or any additional charge, fee or duty levied on the Vessel at the discharge port and actually incurred by MSCG resulting directly from the failure of the discharge port or Waterborne Terminal to comply with the ISPS Code and the MTSA, shall be for the account of TPSI.

24.5                           TPSI’s liability to MSCG under this Agreement for any costs, losses or expenses incurred by the Vessel, the charterers or the Vessel owners resulting from the failure of the discharge port or Waterborne Terminal to comply with the ISPS Code or the MTSA shall be limited to the payment of demurrage and costs actually incurred by MSCG in accordance with the provisions of this Article 24.

ARTICLE 25

NEW OR CHANGED APPLICABLE LAWS

25.1                           New or Changed Laws.  If at any time after the Effective Date new Applicable Laws are enacted or existing Applicable Laws are amended, which individually or collectively have a material adverse economic effect upon the assumptions of either Party underlying its initial economic analysis of the Transactions contemplated by this Agreement such that such assumptions no longer are true, then the affected Party may notify the other Party that it desires in good faith to renegotiate the price or other material terms or conditions so affected, stating the new or changed Applicable Law upon which its renegotiation request is based and the terms upon which it is willing to continue to perform with respect to deliveries of Products not yet made.

25.2                           Change in Product Specifications.  The Parties shall negotiate in good faith any price adjustments that may be warranted to account for any incremental costs involved in complying with a Governmental Authority’s change in required Product specifications subsequent to the date of a nomination and prior to the scheduled date of delivery.

ARTICLE 26

NOTICES

Any notice, demand or document that either Party is required or may desire to give under this Agreement must be (i) in writing and, (ii) except to the extent specifically provided otherwise in this Agreement, given by personal delivery, overnight courier, facsimile or United States registered or certified mail, return receipt requested, with the postage prepaid and properly addressed or communicated to such Party at its address or facsimile number shown below, or at such other address as either Party may have furnished to the other by notice given in accordance with this Article 26.  Any notice delivered or made by personal delivery, overnight courier, facsimile, or United States mail shall be deemed to be given on the date of actual delivery as shown by the receipt for personal delivery or overnight courier delivery, the addresser’s machine confirmation for facsimile delivery, or the registry or certification receipt for registered or certified mail.

If to TPSI:

TransMontaigne Product Services Inc.

1670 Broadway, Suite 3100

Denver, Colorado  80202

Attn:  Chief Executive Officer

Facsimile No.:  303-626-8228

With a copy to:

TransMontaigne Inc.

1670 Broadway, Suite 3100

Denver, Colorado  80217

Attn:  General Counsel

If to MSCG:

Morgan Stanley Capital Group, Inc.

2000 Westchester Avenue, Floor 01

Purchase, New York 10577-2530

Attn: Keith Grzeczka

Facsimile No.: (914) 225-9298

With a copy to:

Morgan Stanley Capital Group, Inc.

2000 Westchester Avenue, Floor 01

Purchase, New York  10577-2530

Attn:  Herb Thornhill

ARTICLE 27

CONFIDENTIALITY

27.1                           Confidential Information.  Each Party shall maintain in complete confidence and will not disclose to anyone Confidential Information except (i) as may be required by court order, Applicable Law or a Governmental Authority (including, if required, to comply with the disclosure requirements of the Securities and Exchange Commission, the New York Stock Exchange, the American Stock Exchange or any self-regulatory organization), (ii) to such Party’s or its Affiliates’ employees, auditors, consultants, banks, financial advisors and legal advisors, or (iii) as provided in Section 27.3.  The confidentiality obligations under this Agreement shall survive termination of this Agreement for a period of two (2) years following termination.

27.2                           Disclosure.  In the case of disclosure covered by clause (i) of Section 27.1 (other than disclosures required by the organizations described in the parenthetical) and if the disclosing Party’s counsel advises that it is permissible to do so, the disclosing Party shall notify the other Party in writing of any Proceeding of which it is aware which may result in disclosure, and use reasonable efforts to prevent or limit such disclosure.  The Parties shall be entitled to all remedies available at law, or in equity, to enforce or seek relief in connection with the confidentiality obligations contained herein.

27.3                           Tax Disclosure.  Notwithstanding anything herein to the contrary, the Parties (and their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Parties relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with securities laws.  For this purpose, “tax structure” is limited to facts relevant to the U.S. federal income and state tax treatment of the transaction and does not include information relating to the identity of the Parties, their Affiliates, agents or advisors.

ARTICLE 28

MISCELLANEOUS

28.1                           Entire Agreement.  This Agreement together with the Related Agreements constitute the entire and exclusive agreement between the Parties and supersedes all prior oral or written and all contemporaneous oral agreements and understandings between the Parties with respect to the subject matter hereof and thereof.  Neither this Agreement, nor any Related Agreement may be altered, amended, modified or otherwise changed in any respect or particular whatsoever except in writing duly executed by the authorized representative of each Party.

28.2                           Single Agreement.  The Parties intend that this Agreement and all Transactions shall comprise a single integrated agreement between them and are willing to enter into Transactions in reliance on that fact.

28.3                           Mutual Cooperation.  From time to time after the Commencement Date of this Agreement, each of the Parties will execute and deliver or cause to be executed and delivered, such reasonable documents and instruments, and take such other reasonable and lawful action as the other Party may deem necessary to enforce its obligations and enjoy its material rights and benefits under this Agreement and the Related Agreements or to otherwise effectuate the purposes of this Agreement and the Related Agreements.

28.4                           Recording.  Each Party consents to the other Party recording conversations between and among their trading and marketing personnel regarding any Transaction that they may discuss or enter into, shall have notified its trading and marketing personnel of such recording and shall have obtained their consent to such recording, if required by Applicable Law.  A Party may commence or cease recording conversations without notice to the other Party.  Each Party shall provide the other Party with a true and complete copy of the recording pertaining to the Transaction within a reasonable time following a request.

28.5                           No Agency, Partnership or Joint Venture.  Nothing in this Agreement will serve to create any agency, employment or other master and servant relationship or partnership or joint venture relationship between the Parties.

28.6                           No Waiver.  Neither the failure nor any delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver of such right, remedy, power or privilege.  No single or partial exercise of any right, remedy, power or privilege under this Agreement will preclude any other or further exercise of such right, remedy, power or privilege or of any other right, remedy, power or privilege. No waiver of any right, remedy, power or privilege with respect to any occurrence will be construed as a waiver of such right, remedy, power or privilege with respect to any subsequent or other occurrence.

28.7                           Cumulative Remedies.  Each and every right granted to a Party under this Agreement or allowed it by law or equity shall be cumulative and may be exercised from time to time in accordance with the terms thereof and Applicable Law.

28.8                           Severability.  If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Law, such provision will be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid.  The remainder of this Agreement will not be invalidated by such Applicable Law and will be given effect so far as possible, provided that each Party can continue to fulfill its material obligations and enjoy its material rights and benefits under this Agreement.

28.9                           Successors and Assigns and No Third-Party Beneficiaries.  This Agreement and the Related Agreements are for the exclusive benefit of the Parties and no other Person or entity, will have any right or Claim against any Party under any of the terms or provisions of it or be entitled to enforce any of the terms or provisions of it against any Party.  This Agreement and the Related Agreements shall be binding on the Parties and their respective successors and permitted assigns.

28.10                     Further Assurances.  Each Party agrees, from time to time and upon reasonable request, to execute, deliver and acknowledge, or to use commercially reasonable efforts to cause any third party to execute, deliver and acknowledge, such further agreements, documents and instruments as one Party might reasonably request in order to more fully effect the purposes of the transactions contemplated hereby, including acknowledgements or certificates certifying each Party’s continued performance hereunder.

28.11                     Survival.  All audit rights, payment, confidentiality and indemnification obligations shall survive the expiration or termination of this Agreement

28.12                     Counterparts.  This Agreement may be executed by the Parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Party has caused its authorized representatives to execute this Agreement in the space provided below, effective as of the Effective Date.

Morgan Stanley Capital Group Inc.

By:	/s/ Neal A. Shear
Name: Neal A. Shear
Title: Chairman and President

TransMontaigne Product Services Inc.

By:	/s/ Randall J. Larson
Name: Randall J. Larson
Title: Executive Vice President

Product Supply Agreement Signature Page

SCHEDULE 1.1

OTHER COMMODITY AGREEMENTS and SPECIFIED AGREEMENTS

OTHER COMMODITY AGREEMENTS:

PHYSICAL CONTRACTS FOR CONVENTIONAL GASOLINE
[***]

PHYSICAL CONTRACTS FOR HIGH SULFUR DIESEL
[***]

PHYSICAL CONTRACTS FOR LOW SULFUR DIESEL
[***]

HIGH SULFUR DIESEL SWAPS
[***]

UNLEADED GAS SWAPS
[***]

6 OIL SWAPS
[***]

SPECIFIED AGREEMENTS:

Terminaling Services Agreements (3)
Warrant Agreement
Registration Rights Agreement
[***]

SCHEDULE 2.3(a)

PROHIBITED TRANSFEREES

TRANSFEREES THAT REQUIRE THE OTHER PARTY’S APPROVAL
PURSUANT TO SECTION 2.3(a) AND 2.3(c)
[***]

The above list of transferees shall be updated periodically as mutually agreed upon.

SCHEDULE 3.1

TERMINALS

PIPELINE

SOURCE	TERMINAL NAME

[***]

WATERBORNE

[***]

NON-EXCLUSIVE PIPELINE
[***]

SCHEDULE 3.2

PRELIMINARY FORECASTED PIPELINE VOLUMES

(barrels in 000’s)

TPSI PIPELINE TERMINALS:

Colonial Pump Cycle:	[***]
Colonial Pipeline Scheduling Date:	[***]

[***]

Preliminary Forecasted Pipeline Volumes pursuant to Section 3.2:
Equivalent barrels per day for pump cycle

TPSI bulk sales to Morgan in Gulf Coast pursuant to Section 6.1:
Equivalent barrels per day for pump cycle

Net Barrels to be Originated by MSCG and Delivered to TPSI at Pipeline Terminals
Equivalent barrels per day for pump cycle

Maximum volumes in net barrels per day to be originated by MSCG and delivered to TPSI at Pipeline Terminals
Minimum volumes in net barrels per day to be originated by MSCG and delivered to TPSI at Pipeline Terminals

TPSI bulk purchases from Morgan in USGC pursuant to Section 5.3:
Equivalent barrels per day for pump cycle

Maximum volumes in barrels per day to be originated by MSCG and delivered to TPSI in USGC

Aggregate Net Barrels to be Originated by MSCG and Delivered to TPSI
Equivalent barrels per day for pump cycle

SCHEDULE 3.3

PRELIMINARY FORECASTED WATERBORNE VOLUMES

(barrels in 000s)

TPSI WATERBORNE TERMINALS:
Delivery Month	[***]

[***]
[***]
Preliminary Forecasted Waterborne Volumes
in barrels per day

[***]

Preliminary Forecasted Waterborne Volumes
in barrels per day

Minimum volumes in barrels per day

[***]

Preliminary Forecasted Waterborne Volumes
in barrels per day

[***]

Preliminary Forecasted Waterborne Volumes
in barrels per day

[***]

Preliminary Forecasted Waterborne Volumes
in barrels per day

ALL WATERBORNE TERMINALS

Preliminary Forecasted Waterborne Volumes
in barrels per day

Maximum volumes in barrels per day
Minimum volumes in barrels per day

SCHEDULE 3.3 (c)

IMPLIED AVERAGE DAILY LIFTING BY WATERBORNE TERMINAL

(barrels in 000s)

TPSI WATERBORNE TERMINALS:
Delivery Month	[***]

[***]		[***]

Available Storage Capacity
Safety Stock
Maximum Cargo Delivery Capacity

Forecasted First-Day Excess Inventory
Adjusted Forecasted Waterborne Volumes
Implied Monthly Liftings

Implied Average Daily Liftings

Number of Days Liftings in Forecasted First-Day Excess Inventory

First Delivery Due Date Before Additional Compensation Due to TPSI

[***]		[***]

Available Storage Capacity
Safety Stock
Maximum Cargo Delivery Capacity

Forecasted First-Day Excess Inventory
Adjusted Forecasted Waterborne Volumes
Implied Monthly Liftings

Implied Average Daily Liftings

Number of Days Liftings in Forecasted First-Day Excess Inventory

First Delivery Due Date Before Additional Compensation Due to TPSI

[***]		[***]

Available Storage Capacity
Safety Stock
Maximum Cargo Delivery Capacity

Forecasted First-Day Excess Inventory
Adjusted Forecasted Waterborne Volumes
Implied Monthly Liftings

Implied Average Daily Liftings

Number of Days Liftings in Forecasted First-Day Excess Inventory

First Delivery Due Date Before Additional Compensation Due to TPSI

[***]		[***]

Available Storage Capacity
Safety Stock
Maximum Cargo Delivery Capacity

Forecasted First-Day Excess Inventory
Adjusted Forecasted Waterborne Volumes
Implied Monthly Liftings

Implied Average Daily Liftings

Number of Days Liftings in Forecasted First-Day Excess Inventory

First Delivery Due Date Before Additional Compensation Due to TPSI

[***]		[***]

Available Storage Capacity
Safety Stock
Maximum Cargo Delivery Capacity

Forecasted First-Day Excess Inventory
Adjusted Forecasted Waterborne Volumes
Implied Monthly Liftings

Implied Average Daily Liftings

Number of Days Liftings in Forecasted First-Day Excess Inventory

First Delivery Due Date Before Additional Compensation Due to TPSI

SCHEDULE 3.4

DEEMED UNREALIZED NET MARGIN

GASOLINES:                       [***]

DISTILLATES:                    [***]

SCHEDULE 5.1

FREIGHT COSTING and LOCATION COSTING

PIPELINE TERMINALS

(amounts in cents per gallon)

SOURCE	TERMINAL NAME	[***]

[***]

NON-EXCLUSIVE PIPELINE TERMINALS
[***]		[***]

[***]

SCHEDULE 5.2

ADJUSTMENTS

WATERBORNE TERMINALS

		Gasoline	Distillate
Waterborne	[***]	Adjustment	Adjustment
Terminal	Location	(per gallon)	(per gallon)

[***]	[***]	[***]	[***]

Schedule 10.4

[***]

[***]

        [***]